For Immediate Release

Company Contact:
Steven A. Shallcross
Senior Vice President & CFO
Vanda Pharmaceuticals Inc..
(240) 599-4500
steven.shallcross@vandapharma.com

Vanda Pharmaceuticals Reports First Quarter 2008 Results

Expects FanaptaTM (iloperidone) PDUFA Action July 27, 2008;
Tasimelteon (VEC-162) Phase III Trial Results Expected in June;
Analyst Day Planned for May 6th in Washington, DC at the American Psychiatric Association (APA) Annual Meeting

ROCKVILLE, MD. - May 1, 2008 - Vanda Pharmaceuticals Inc. (NASDAQ: VNDA), a biopharmaceutical company focused on the development and commercialization of clinical-stage product candidates for central nervous system disorders, today announced financial and operational results for the first quarter ended March 31, 2008.

Vanda reported research and development (R&D) expenses in the first quarter of 2008 of $11.1 million, compared to fourth quarter of 2007 R&D expenses of $12.6 million and first quarter of 2007 R&D expenses of $10.6 million. The decrease in R&D expenses in the first quarter of 2008 relative to the fourth quarter of 2007 is primarily attributable to lower tasimelteon (VEC-162) clinical program costs including the ongoing Phase III tasimelteon chronic primary insomnia clinical trial for which Vanda plans to report the top-line results in June of 2008. The increase in R&D expenses in the first quarter of 2008 relative to the first quarter of 2007 is primarily attributable to the same tasimelteon Phase III trial that was initiated in late 2007.

Net loss was $19.2 million for the first quarter of 2008, compared to $20.7 million in the fourth quarter of 2007 and $15.4 million in the first quarter of 2007. Net loss per common share for the first quarter of 2008 was $0.72, compared to $0.78 in the fourth quarter of 2007, and $0.61 in the first quarter of 2007.

As of March 31, 2008, Vanda’s cash, cash equivalents, and marketable securities totaled approximately $77.0 million. As of March 31, 2008, the company had a total of approximately 26.6 million shares of common stock outstanding.

OPERATIONAL HIGHLIGHTS

FanaptaTM (iloperidone)
On September 27, 2007, Vanda announced that it had submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for FanaptaTM (formerly referred to as Fiapta), its investigational atypical antipsychotic for the treatment of schizophrenia. On November 27, 2007 the company announced that the FDA had accepted and filed the NDA. Under the Prescription Drug User Fee Act (PDUFA) of 1992, Vanda expects a PDUFA action on or about July 27, 2008.

Tasimelteon (VEC-162)
As previously announced, Vanda has completed enrollment for its tasimelteon Phase III chronic primary insomnia clinical trial. Vanda expects to report top-line results in June 2008. Vanda enrolled 324 patients in the trial, which is a randomized, double-blind, placebo-controlled 35-day study, measuring sleep onset and maintenance, as well as next-day performance.

Analyst Day Announcement
Vanda will host an Analyst Day on Tuesday, May 6, 2008 in Washington, D.C. at the American Psychiatric Association (APA) Annual Meeting, beginning at 6:30 p.m. ET. Vanda management and key opinion leaders in the field of schizophrenia will discuss the company’s development and commercial plans and recently presented poster data.

Interested parties are invited to listen and view a live webcast of this event from 6:30 p.m. ET to approximately 8:00 p.m. ET on Tuesday, May 6, 2008 on the company's Web site, www.vandapharma.com. Investors should go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. A webcast replay will be available for 90 days following the live event.

FINANCIAL DETAILS

•
Operating Expenses. First quarter 2008 R&D expenses, primarily consisting of salaries and related costs of R&D personnel, stock-based compensation, and the costs of consultants, materials and supplies associated with the company’s clinical trials and research initiatives, were $11.1 million, down from $12.6 million in the previous quarter and up from $10.6 million in the first quarter of 2007. The decrease in R&D expenses in the first quarter of 2008 relative to the fourth quarter of 2007 is primarily attributable to lower tasimelteon clinical program costs including the ongoing Phase III chronic primary insomnia clinical trial for which Vanda plans to report the top-line results in June of 2008. The increase in R&D expenses in the first quarter of 2008 relative to the first quarter of 2007 is primarily attributable to the same tasimelteon Phase III trial that was initiated in late 2007. In the first quarter of 2007 R&D expenses were attributable to FanaptaTM, tasimelteon and VSF-173 clinical trial costs for programs that were primarily conducted in 2006 and completed in early 2007.

General and administrative (G&A) expenses totaled $9.0 million in the first quarter of 2008, down from $9.5 million in the fourth quarter of 2007, and up from $6.2 million in the first quarter of 2007. The decrease in G&A expenses in the first quarter of 2008 relative to the fourth quarter of 2007 is primarily due to lower costs for FanaptaTM pre-launch commercial activities. The increase in G&A expenses in the first quarter of 2008 relative to the first quarter of 2007 is primarily due to increased stock-based compensation charges, salaries and related costs of non-R&D personnel, marketing, insurance, and facilities expenses.

Employee stock-based compensation expense recorded in the first quarter of 2008 was $5.1 million. Of the total $5.1 million of non-cash charges, $1.1 million was recorded in R&D expenses and $4.0 million was recorded in G&A expenses. In the fourth quarter of 2007 and the first quarter of 2007, total stock-based compensation was $5.2 million and $4.0 million, respectively. The increase in stock-based compensation from the first quarter of 2008 and the fourth quarter of 2007 compared to the first quarter of 2007 is primarily the result of the higher fair value of options granted during 2007 compared to options granted in prior periods.

•	Net loss for the first quarter of 2008 was $19.2 million. This compares to a net loss of $20.7 million in the fourth quarter of 2007, and $15.4 million in the first quarter of 2007.

•	Net loss per common share for the first quarter of 2008 was $0.72, compared to $0.78 in the fourth quarter of 2007 and $0.61 in the first quarter of 2007.

•
Cash and marketable securities decreased by $16.2 million during the first quarter of 2008. Changes included $19.2 million of net losses and decreases in accrued R&D expenses and accounts payable of $2.7 million, fixed asset purchases of $0.2 million offset by $5.2 million in non-cash depreciation, amortization, and stock-based compensation expenses, decreases in prepaid expenses of $0.6 million and net decreases in other working capital of $0.1 million.

•	Vanda’s cash, cash equivalents, and marketable securities at the end of the first quarter of 2008 totaled approximately $77.0 million, compared to approximately $93.2 million as of December 31, 2007.

FINANCIAL GUIDANCE

The company reaffirms its prior guidance and anticipates that its current cash balance will be sufficient to fund operations through the FanaptaTM PDUFA action date and into the fourth quarter of 2008. Vanda plans to focus its efforts primarily on completing and reporting the top-line results for the ongoing tasimelteon Phase III chronic primary insomnia clinical trial and continuing essential FanaptaTM pre-launch commercial activities.

CONFERENCE CALL

The company has scheduled a conference call for today, Thursday, May 1, 2008 at 10:30 AM ET. During the call, Mihael H. Polymeropoulos, M.D., President and CEO, and Steven A. Shallcross, Sr. Vice President and CFO, will discuss quarterly results and other corporate activities. Investors can call 1-866-510-0710 (domestic) and 1-617-597-5378 (international) prior to the 10:30 AM start time and ask for the Vanda Pharmaceuticals conference call hosted by Dr. Polymeropoulos. A replay of the call will be available Thursday, May 1, 2008, at 12:30 PM ET and will be accessible until Thursday, May 8, 2008, at 5:00 PM ET. The replay call-in number is 1-888-286-8010 for domestic callers and 1-617-801-6888 for international callers. The access number is 34135192.

The conference call will be broadcast simultaneously on the company's Web site, http://www.vandapharma.com. Investors should click on the Investor Relations tab and are advised to go to the Web site at least 15 minutes early to register, download, and install any necessary software. The call will also be archived on the Vanda Web site for a period of 30 days, through May 30, 2008.

ABOUT VANDA PHARMACEUTICALS INC.:

Vanda Pharmaceuticals Inc. is a biopharmaceutical company focused on the development and commercialization of clinical-stage product candidates for central nervous system disorders. The company has three product candidates. Vanda's lead product candidate, FanaptaTM (iloperidone), is a compound for the treatment of schizophrenia and bipolar disorder, for which Vanda has recently submitted an NDA to the FDA. Vanda's second product candidate, tasimelteon (VEC-162), is a compound for the treatment of sleep and mood disorders, which is currently in Phase III for chronic primary insomnia. Vanda's third product candidate, VSF-173, is a compound for the treatment of excessive sleepiness in Phase II. For more on Vanda Pharmaceuticals Inc., please visit http://www.vandapharma.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements in this release are “forward-looking statements” under the securities laws. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” and “could,” and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Vanda is at an early stage of development and may not ever have any products that generate significant revenue. Important factors that could cause actual results to differ materially from those reflected in the company’s forward-looking statements include, among others: delays in the completion of Vanda’s clinical trials; a failure of Vanda’s product candidates to be demonstrably safe and effective; Vanda’s failure to obtain regulatory approval for its products or to comply with ongoing regulatory requirements; a lack of acceptance of Vanda’s product candidates in the marketplace, or a failure to become or remain profitable; Vanda’s inability to obtain the capital necessary to fund its research and development activities; Vanda’s failure to identify or obtain rights to new product candidates; Vanda’s failure to develop or obtain sales, marketing and distribution resources and expertise or to otherwise manage its growth; a loss of any of Vanda’s key scientists or management personnel; losses incurred from product liability claims made against Vanda; a loss of rights to develop and commercialize Vanda’s products under its license and sublicense agreements and other factors that are described in the “Risk Factors” section (Item 1A) of Vanda’s annual report on Form 10-K for the year ended December 31, 2007 (File No. 000-51863). In addition to the risks described above and in Item 1A of Vanda’s annual report on Form 10-K, other unknown or unpredictable factors also could affect Vanda’s results. There can be no assurance that the actual results or developments anticipated by Vanda will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Vanda. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All written and verbal forward-looking statements attributable to Vanda or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Vanda cautions investors not to rely too heavily on the forward-looking statements Vanda makes or that are made on its behalf. The information in this release is provided only as of the date of this release, and Vanda undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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VANDA PHARMACEUTICALS INC.
(A Development Stage Enterprise)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended
	March 31,	March 31,
	2008	2007

Revenues from services	$-	$-

Operating expenses:
Research and development	11,102,665	10,592,059
General and administrative	8,959,214	6,233,549
Total operating expenses	20,061,879	16,825,608

Loss from operations	(20,061,879)	(16,825,608)

Interest income	865,750	1,433,654
Total other income, net	865,750	1,433,654

Loss before tax provision	(19,196,129)	(15,391,954)

Tax provision	-	806

Net loss	$(19,196,129)	$(15,392,760)

Basic and diluted net loss per share attributable to common stockholders	$(0.72)	$(0.61)

Shares used in calculation of basic and diluted net loss per share attributable to common stockholders	26,648,344	25,340,455

VANDA PHARMACEUTICALS INC.
(A Development Stage Enterprise)

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	March 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$56,015,493	$41,929,533
Marketable securities	15,028,210	43,243,960
Prepaid expenses, deposits and other current assets	1,176,179	1,781,881
Total current assets	72,219,882	86,955,374

Marketable securities, long-term	5,994,202	7,979,331
Property and equipment, net	1,602,025	1,345,845
Deposits	150,000	150,000
Restricted cash	430,230	430,230
Total assets	$80,396,339	$96,860,780

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,825,933	$2,988,069
Accrued expenses	8,491,785	9,789,738
Total current liabilities	10,317,718	12,777,807

Long-term liabilities:
Deferred rent	422,407	354,042
Total liabilities	10,740,125	13,131,849

Stockholders' equity:
Common stock	26,653	26,653
Additional paid-in capital	262,706,082	257,600,368
Accumulated other comprehensive income (loss)	29,874	12,176
Deficit accumulated during the development stage	(193,106,395)	(173,910,266)
Total stockholders' equity	69,656,214	83,728,931

Total liabilities and stockholders' equity	$80,396,339	$96,860,780

VANDA PHARMACEUTICALS INC.
(A Development Stage Enterprise)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended
	March 31,	March 31,
	2008	2007
Cash flows from operating activities:
Net loss	$(19,196,129)	$(15,392,760)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	122,629	148,671
Stock-based compensation	5,105,714	4,107,972
Loss on disposal of assets	610	-
Accretion of discount on investments	(162,519)	(230,268)
Changes in assets and liabilities:
Prepaid expenses and other current assets	606,421	109,921
Accounts payable	(1,355,101)	(767,846)
Accrued expenses	(1,299,209)	(1,419,185)
Other liabilities	68,365	38,361
Net cash used in operating activities	(16,109,219)	(13,405,134)

Cash flows from investing activities:
Purchases of property and equipment	(186,442)	(118,678)
Purchases of marketable securities	(1,485,150)	(65,477,330)
Proceeds from sales of marketable securities	2,790,026	-
Maturities of marketable securities	29,060,000	950,000
Net cash provided by (used in) investing activities	30,178,434	(64,646,008)

Cash flows from financing activities:
Proceeds from exercise of stock options and warrants	-	56,516
Proceeds from issuance of common stock, net of issuance costs	-	111,291,219
Net cash provided by financing activities	-	111,347,735

Effect of foreign currency translation	16,745	(4,150)

Net increase in cash and cash equivalents	14,085,960	33,292,443

Cash and cash equivalents, beginning of period	41,929,533	30,928,895

Cash and cash equivalents, end of period	$56,015,493	$64,221,338

SOURCE Vanda Pharmaceuticals Inc.
5/1/2008

CONTACT: Steven A. Shallcross, Senior Vice President, Chief Financial Officer of Vanda Pharmaceuticals Inc., +1-240-599-4500

Web site: http://www.vandapharma.com
(VNDA)

CO: Vanda Pharmaceuticals Inc.